UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 9, 2004

BIONOVA HOLDING CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-12177	75-2632242
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

P.O. Box 1586 Nogales, Arizona		85628-1568
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 744-8105

(Former name, former address and former fiscal year, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

On March 9, 2004, Bionova Holding Corporation, a Delaware corporation (the “Company”), issued a press release that discusses the Company’s mailing of a transaction statement to stockholders.  The intended result of the transaction is that Bionova Holding will cease to be a publicly held company and will become a private corporation.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(c)           Exhibits.

99.1         March 9, 2004 Press Release by Bionova Holding Corporation regarding the mailing of a transaction statement to stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIONOVA HOLDING CORPORATION

Date: March 10, 2004	By:	/s/ ARTHUR H. FINNEL
Arthur H. Finnel,
Chief Financial Officer

INDEX TO EXHIBITS

Item	Exhibit

99.1	March 9, 2004 Press Release by Bionova Holding Corporation regarding the mailing of a transaction statement to stockholders.